Exhibit 99.1

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

Consolidated Financial Statements (unaudited)

For the three and nine months ended September 30, 2020 and 2019

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in millions of U.S. dollars)

(unaudited)

	September 30,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$14.4	$26.1
Restricted cash	2.6	7.7
Accounts receivable - trade, unbilled and other	28.5	30.0
Accounts receivable - related party	31.8	34.0
Current portion of derivative instruments asset	—	0.7
Inventory	19.4	18.6
Insurance receivable	—	13.5
Prepayments and other current assets	6.8	5.5
Total current assets	103.5	136.1

Property, plant, and equipment, net	495.8	503.1
Equity method investments in unconsolidated affiliates	91.4	96.6
Power purchase agreements and intangible assets, net	125.8	144.3
Goodwill	21.4	21.4
Deferred income taxes	11.2	9.9
Other assets	1.1	2.9
Total assets	$850.2	$914.3

Liabilities
Current liabilities:
Accounts payable	$3.4	$7.8
Related party payables	36.3	29.8
Accrued interest	2.6	0.4
Other accrued liabilities	14.4	15.4
Current portion of long-term debt	91.0	76.4
Current portion of derivative instruments liability	9.1	8.8
Other current liabilities	1.1	0.8
Total current liabilities	157.9	139.4

Long-term debt, net of unamortized discount and deferred financing costs	399.7	473.5
Derivative instruments liability	9.1	15.9
Deferred income taxes	26.1	23.9
Power purchase and fuel supply agreement liabilities, net	18.1	19.8
Other long-term liabilities	52.2	54.2
Total liabilities	663.1	726.7
Commitments and contingencies

Equity
Partners' capital	1,152.2	1,159.6
Accumulated other comprehensive loss	(142.9)	(139.1)
Retained deficit	(991.0)	(1,015.6)
Total APLP Holdings Limited Partnership equity	18.3	4.9
Preferred shares issued by a subsidiary company	168.8	182.7
Total equity	187.1	187.6
Total liabilities and equity	$850.2	$914.3

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions of U.S. dollars)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Project revenue:
Energy sales	$30.3	$29.2	$102.1	$102.7
Energy capacity revenue	29.7	37.9	84.8	99.8
Other	5.2	3.9	13.4	12.9
	65.2	71.0	200.3	215.4
Project expenses:
Fuel	17.5	19.4	51.2	55.2
Operations and maintenance	20.7	19.0	62.4	54.0
Depreciation and amortization	14.5	16.2	45.3	48.5
	52.7	54.6	158.9	157.7
Project other income (expense):
Change in fair value of derivative instruments	8.1	1.1	5.6	(8.3)
Equity in earnings of unconsolidated affiliates	12.1	12.1	31.8	34.4
Interest expense, net	(0.4)	(0.3)	(1.0)	(0.9)
Other income (expense), net	6.2	(0.9)	6.2	(2.2)
	26.0	12.0	42.6	23.0
Project income	38.5	28.4	84.0	80.7

Administrative and other expenses:
Administration	1.0	1.3	3.2	3.7
Interest expense, net	9.1	9.3	26.9	27.8
Foreign exchange loss (gain)	3.2	(1.8)	(4.0)	4.5
Other expense	2.8	3.5	9.9	11.6
	16.1	12.3	36.0	47.6
Income before income taxes	22.4	16.1	48.0	33.1
Income tax expense	2.5	0.3	5.0	2.1
Net income	19.9	15.8	43.0	31.0
Net income (loss) attributable to preferred shares of a subsidiary company	1.7	1.7	(2.4)	(3.1)
Net income attributable to APLP Holdings Limited Partnership	$18.2	$14.1	$45.4	$34.1

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions of U.S. dollars)

(unaudited)

	Nine months ended
	September 30,
	2020	2019
Cash flows from operating activities:
Net income	$43.0	$31.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	45.3	48.5
Asset retirement obligations	—	1.4
Gain on sale of assets	(0.8)	—
Insurance loss	—	1.0
Stock-based compensation expense	1.0	1.2
Distributions from unconsolidated affiliates	37.3	41.4
Equity in earnings from unconsolidated affiliates	(31.8)	(34.4)
Unrealized foreign exchange (gain) loss	(4.4)	4.6
Change in fair value of derivative instruments	(5.6)	8.3
Change in deferred income taxes	0.7	(1.7)
Amortization of debt discount and deferred financing costs	3.7	4.1
Non-cash lease expense	0.5	0.2
Change in other operating balances
Accounts receivable	3.8	4.2
Inventory	(1.0)	0.3
Prepayments and other assets	(0.6)	(1.3)
Accounts payable	(7.2)	6.2
Accruals and other liabilities	0.2	5.1
Cash flows provided by operating activities	84.1	120.1

Cash flows (used in) provided by investing activities:
Proceeds from asset sales	0.9	1.6
Insurance proceeds	12.7	—
Purchase of property, plant and equipment	(22.9)	(0.8)
Cash flows (used in) provided by investing activities	(9.3)	0.8

Cash flows used in financing activities:
Dividends paid to Parent	(20.8)	(49.0)
Deferred financing costs	(1.6)	—
Dividends paid on preferred shares of a subsidiary company	(5.0)	(5.5)
Repurchase of preferred shares of a subsidiary company	(6.4)	(8.0)
Cash payments for vested LTIP units withheld for taxes	(0.7)	(2.0)
Repayment of corporate and project-level debt	(57.1)	(52.3)
Cash flows used in financing activities	(91.6)	(116.8)

Net (decrease) increase in cash, restricted cash and cash equivalents	(16.8)	4.1
Cash, restricted cash and cash equivalents at beginning of period	33.8	24.5
Cash, restricted cash and cash equivalents at end of period	$17.0	$28.6
Supplemental cash flow information
Interest paid	$21.4	$21.8
Income taxes paid, net	$3.4	$3.5
Accruals for construction in progress	$1.7	$0.2